Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2004 relating to the financial statements of Century Casinos Africa (Proprietary) Limited for the year ended December 31, 2003 which appear in the Century Casinos, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS INC.

PRICEWATERHOUSECOOPERS INC.
Chartered Accountants (SA)
Registered Accountants and Auditors

Cape Town
March 16, 2006